EXHIBIT 28a






               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D. C. 20549


                            FORM 11-K
                          ANNUAL REPORT


                Pursuant to Section 15(d) of the
                 Securities Exchange Act of 1934


           For the fiscal year ended December 31, 1993

                  Commission File No. 33-34068


                      COLONIAL GAS COMPANY
                         SAVINGS PLAN
                    (Full title of the plan)


                      COLONIAL GAS COMPANY
  (Name of issuer of the securities held pursuant to the plan)


                        40 MARKET STREET
                  LOWELL, MASSACHUSETTS  01852
   (address of plan and principal executive office of issuer)

                 Financial Statements and Schedules

The Colonial Gas Company Savings Plan (the "Plan") is established and maintained as a retirement program in full compliance with the Employee Retirement Income Security Act of 1974 ("ERISA"). The following plan financial statements and schedules were prepared in accordance with financial reporting requirements of ERISA and are filed herewith in lieu of the requirements of Items 1-3.


                            SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Plan Administrator and Barbara A. Field have duly caused this annual report to be signed by the undersigned thereunto duly authorized.

                              COLONIAL GAS COMPANY SAVINGS PLAN
                                     (Name of Plan)



                              By: Barbara A. Field, Manager of the
                                  Plan's Operations

Date: April 7, 1994

                              COLONIAL GAS COMPANY,
                              Plan Administrator



                              By:  C. O. Swanson, President




       Report of Independent Certified Public Accountants


Colonial Gas Company
Administrator of Colonial Gas Company
  Savings Plan


     We have audited the statements of financial condition of Colonial Gas Company Savings Plan as of December 31, 1993 and 1992, and the related statements of income and changes in fund equity for each of the three years in the period ended December 31, 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects the financial condition of Colonial Gas Company Savings Plan as of December 31, 1993 and 1992, and the income and changes in fund equity for each of three years in the period ended December 31, 1993, in conformity with generally accepted accounting principles.


                                   GRANT THORNTON

Boston, Massachusetts
April 7, 1994



                        COLONIAL GAS COMPANY SAVINGS PLAN
                        STATEMENTS OF FINANCIAL CONDITION

                                 December 31, 1993


                                      Colonial Gas     Money
                                     Company Common   Market  Savings
   ASSETS                               Stock Fund     Fund      Fund
Investments (Notes A and C)
   Common Stock of Colonial
   Gas Company at market value -
   515,446 shares (cost $7,726,846)  $11,597,535     $      -     $    -
   Secured Notes (Note C)                      -            -          -
   Other (Note F)                         10,100    1,642,938  1,694,746
        Total investments             11,607,635    1,642,938  1,694,746

Cash                                           -        3,893          -
Other                                         92       15,080      9,522
Due from Other Plans                           -        3,678          -
Due from Other Funds                     143,677        7,622     23,969

        Total assets                 $11,751,404   $1,673,211 $1,728,237


   LIABILITIES AND EQUITY
Due to Other Funds                     $   1,789     $262,211   $ 87,970
Plan Equity - including net
 unrealized appreciation
 or depreciation of investments
 (Notes A and G)                      11,749,615    1,411,000  1,640,267

        Total liabilities and equity $11,751,404   $1,673,211 $1,728,237



                                       Equity       Loan
        ASSETS                          Fund        Fund     Total
Investments (Notes A and C)
   Common Stock of Colonial
   Gas Company at market value -
   515,446 shares (cost $7,726,846)          -   $       -    $11,597,535
   Secured Notes (Note C)                    -     935,443        935,443
   Other (Note F)                    1,682,458           -      5,030,242
        Total investments            1,682,458     935,443     17,563,220

Cash                                         -           -          3,893
Other                                    3,440           -         28,134
Due from Other Plans                         -           -          3,678
Due from Other Funds                   123,292     124,798        423,358

        Total assets                $1,809,190  $1,060,241   $ 18,022,283



   LIABILITIES AND EQUITY
Due to Other Funds                   $       3    $ 71,385       $423,358
Plan Equity - including net unrealized
   appreciation or depreciation of
   investments (Notes A and G)       1,809,187     988,856     17,598,925

      Total liabilities and equity  $1,809,190  $1,060,241    $18,022,283


        The accompanying notes are an integral part of these statements.


                        COLONIAL GAS COMPANY SAVINGS PLAN
                        STATEMENTS OF FINANCIAL CONDITION

                                  December 31, 1992


                                      Colonial Gas     Money
                                     Company Common   Market  Savings
   ASSETS                               Stock Fund     Fund      Fund
Investments (Notes A and C)
   Common Stock of Colonial
   Gas Company at market value -
   471,032 shares (cost $6,645,094)  $10,009,430   $        -          -
   Secured Notes (Note C)                      -            -          -
   Other (Note F)                             20    1,704,696  1,400,514
        Total investments             10,009,450    1,704,696  1,400,514

Cash                                           -           79         13
Receivable from Colonial Gas Company
   Participant deposits and Colonial
   Gas Company contributions for December 62,034       13,014     13,270
Other                                          6        4,725      7,673
Due from Other Funds                      45,406          850     13,675

        Total assets                 $10,116,896   $1,723,364 $1,435,145


   LIABILITIES AND EQUITY
Due to Other Funds                     $     850     $ 46,310  $       -
Plan Equity - including net unrealized
   appreciation or depreciation of
   investments (Notes A and G)        10,116,046    1,677,054  1,435,145

        Total liabilities and equity $10,116,896   $1,723,364 $1,435,145


                                       Equity       Loan
        ASSETS                          Fund        Fund     Total
Investments (Notes A and C)
   Common Stock of Colonial
   Gas Company at market value -
   471,032 shares (cost $6,645,094) $       -     $       -   $10,009,430
   Secured Notes (Note C)                   -       927,844       927,844
   Other (Note F)                    1,080,669            -     4,185,899
        Total investments            1,080,669      927,844    15,123,173

Cash                                        -             -            92
Receivable from Colonial Gas Company
   Participant deposits and Colonial
   Gas Company contributions
   for December                         15,095            -       103,413
Other                                    1,936            -        14,340
Due from Other Funds                    11,234            -        71,165
        Total assets                $1,108,934     $927,844   $15,312,183


   LIABILITIES AND EQUITY
Due to Other Funds                   $       -     $ 24,005      $ 71,165
Plan Equity - including net unrealized
   appreciation or depreciation of
   investments (Notes A and G)       1,108,934      903,839    15,241,018

      Total liabilities and equity  $1,108,934     $927,844   $15,312,183

        The accompanying notes are an integral part of these statements.


                        COLONIAL GAS COMPANY SAVINGS PLAN
                 STATEMENTS OF INCOME AND CHANGES IN FUND EQUITY

                           Year Ended December 31, 1993


                                      Colonial Gas     Money
                                     Company Common   Market  Savings
                                        Stock Fund     Fund      Fund


Investment income:
   Dividends on Colonial Gas Company
     Common Stock                      $606,532      $      -   $      -
   Dividends                                  -             -     74,798
   Interest                                 954        53,768     14,515

           Total investment income      607,486        53,768     89,313

Net realized gain/(loss) on disposition
   of investments (Note H)               16,818             -     28,921
Unrealized appreciation/(depreciation)
   of investments (Notes A and G)       506,353             -    (34,826)

Contributions (Note C):
   Participants                         618,424        93,563    131,832
   Colonial Gas Company                 208,112        35,178     49,398
           Total contributions          826,536       128,741    181,230
           Total net additions        1,957,193       182,509    264,638

Transfers to other plans                 (6,977)            -          -
Withdrawals                            (249,698)     (149,221)    (4,851)
Forfeitures                             (73,471)            -          -
Other                                    35,320       (25,885)         -

           Total deductions            (294,826)     (175,106)    (4,851)
            Net increase              1,662,367         7,403    259,787

Plan equity:
   Beginning of year                 10,116,046     1,677,054  1,435,145
   Inter-fund transfers                 (28,798)     (273,457)   (54,665)

   End of year                      $11,749,615    $1,411,000 $1,640,267



                                       Equity       Loan
                                        Fund        Fund     Total

Investment income:
   Dividends on Colonial Gas Company
     Common Stock                    $      -     $     -    $606,532
   Dividends                           28,462           -     103,260
   Interest                             1,221      65,225     135,683
           Total investment income     29,683      65,225     845,475

Net realized gain/(loss) on disposition
   of investments (Note H)            244,003           -     289,742
Unrealized appreciation/(depreciation)
   of investments (Notes A and G)    (105,628)          -     365,899
Contributions (Note C):
   Participants                       160,648           -   1,004,467
   Colonial Gas Company                49,906           -     342,594
           Total contributions        210,554           -   1,347,061
           Total net additions        378,612      65,225   2,848,177

Transfers to other plans               (3,030)          -     (10,007)
Withdrawals                           (11,589)          -    (415,359)
Forfeitures                              (868)          -     (74,339)
Other                                       -           -       9,435
           Total deductions           (15,487)          -    (490,270)
            Net increase              363,125      65,225   2,357,907

Plan equity:
   Beginning of year                1,108,934     903,839  15,241,018
   Inter-fund transfers               337,128      19,792           -
   End of year                     $1,809,187    $988,856 $17,598,925

        The accompanying notes are an integral part of these statements.




                        COLONIAL GAS COMPANY SAVINGS PLAN
                 STATEMENTS OF INCOME AND CHANGES IN FUND EQUITY

                           Year Ended December 31, 1992



                                     Colonial Gas     Money
                                     Company Common   Market  Savings
                                        Stock Fund     Fund      Fund

Investment income:
   Dividends on Colonial Gas Company
     Common Stock                       $528,374    $     -   $       -
   Interest                                  469     65,538      89,761
           Total investment income       528,843     65,538      89,761
Net realized gain on disposition of
   investments (Note H)                        -          -       1,203
Unrealized appreciation of investments
   (Notes A and G)                     1,546,874          -        (267)
Contributions (Note C):
   Participants                          550,297    134,574     119,473
   Colonial Gas Company                  186,981     42,982      46,174
   Other                                   7,203      5,474       4,802

           Total contributions           744,481    183,030     170,449

Transfers from other plans                46,987          -           -

           Total net additions         2,867,185    248,568     261,146

Transfers to other plans                       -          -           -
Withdrawals                             (198,537)    (4,866)    (21,012)
Forfeitures                               (4,431)         -        (328)
Other                                          -          -           -

           Total deductions             (202,968)    (4,866)    (21,340)
            Net increase (decrease)    2,664,217    243,702     239,806

Plan equity:
   Beginning of year                   7,141,811  1,896,857   1,355,516
   Inter-fund transfers                  310,018   (463,505)   (160,177)
   End of year                       $10,116,046 $1,677,054  $1,435,145



                                       Equity       Loan
                                        Fund        Fund     Total
Investment income:
   Dividends on Colonial Gas Company
     Common Stock                   $      -     $       -    $528,374
   Interest                           20,008        77,455     253,231
           Total investment income    20,008        77,455     781,605

Net realized gain on disposition of
   investments (Note H)               12,149             -      13,352
Unrealized appreciation of investments
   (Notes A and G)                    39,688             -   1,586,295
Contributions (Note C):
   Participants                      136,378             -     940,722
   Colonial Gas Company               42,489             -     318,626
   Other                               7,203             -      24,682
           Total contributions       186,070             -   1,284,030

Transfers from other plans                 -             -      46,987
           Total net additions       257,915        77,455   3,712,269
Transfers to other plans                (124)            -        (124)
Withdrawals                          (45,112)            -    (269,527)
Forfeitures                           (1,415)            -      (6,174)
Other                                      -      (108,135)   (108,135)

           Total deductions          (46,651)     (108,135)   (383,960)
            Net increase (decrease)  211,264       (30,680)  3,328,309

Plan equity:
   Beginning of year                 709,567       808,958  11,912,709
   Inter-fund transfers              188,103       125,561           -
   End of year                    $1,108,934      $903,839 $15,241,018

        The accompanying notes are an integral part of these statements



                        COLONIAL GAS COMPANY SAVINGS PLAN
                 STATEMENTS OF INCOME AND CHANGES IN FUND EQUITY

                            Year Ended December 31, 1991


                                     Colonial Gas     Money
                                     Company Common   Market  Savings
                                        Stock Fund     Fund      Fund

Investment income:
   Dividends on Colonial Gas Company
     Common Stock                       $439,624    $      -    $     -
   Interest                                  576     111,051     90,336
           Total investment income       440,200     111,051     90,336
Net realized gain on disposition of
   investments (Note H)                    5,156           -        408
Unrealized appreciation of investments
   (Notes A and G)                       908,662           -     17,226
Contributions (Note C):
   Participants                          461,953     167,904    117,956
   Colonial Gas Company                  160,905      62,841     49,160
   Other                                  33,427       7,798      3,062

           Total contributions           656,285     238,543    170,178
Transfers from other plans                 9,127       4,157          -
           Total net additions         2,019,430     353,751    278,148

Withdrawals                             (292,617)    (15,372)   (55,693)
Forfeitures                               (1,331)          -        (75)

           Total deductions             (293,948)    (15,372)   (55,768)
            Net increase               1,725,482     338,379    222,380

Plan equity:
   Beginning of year                   5,242,937   1,799,863  1,167,831
   Inter-fund transfers                  173,392    (241,385)   (34,695)
   End of year                        $7,141,811  $1,896,857 $1,355,516




                                       Equity       Loan
                                        Fund        Fund     Total

Investment income:
   Dividends on Colonial Gas Company
     Common Stock                           -   $      -     $439,624
   Interest                            11,162     75,088      288,213
           Total investment income     11,162     75,088      727,837
Net realized gain on disposition of
   investments (Note H)                     -          -        5,564
Unrealized appreciation of investments
   (Notes A and G)                    141,046          -    1,066,934
Contributions (Note C):
   Participants                        75,260          -      823,073
   Colonial Gas Company                21,510          -      294,416
   Other                               16,089          -       60,376
           Total contributions        112,859          -    1,177,865
Transfers from other plans              9,381          -       22,665
           Total net additions        274,448     75,088    3,000,865
Withdrawals                              (850)         -     (364,532)
Forfeitures                              (259)         -       (1,665)

           Total deductions            (1,109)         -     (366,197)
            Net increase              273,339     75,088    2,634,668

Plan equity:
   Beginning of year                  329,744    737,666    9,278,041
   Inter-fund transfers               106,484     (3,796)           -
   End of year                       $709,567   $808,958  $11,912,709

        The accompanying notes are an integral part of these statements.

                COLONIAL GAS COMPANY SAVINGS PLAN

                  NOTES TO FINANCIAL STATEMENTS

                DECEMBER 31, 1993, 1992 AND 1991

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   Accounting Principles

         The financial statements of the Colonial Gas Company Savings Plan have been prepared in conformity with generally accepted accounting principles as applied to Employee Benefit Plans and in accordance with the terms of the Trust Agreement.

   Valuation of Investments

         Investments are held by a bank-administered trust fund and are stated at their approximate market value. The change in the difference between market value and the cost of the investment is reflected in the statement of income and changes in fund equity as unrealized appreciation or (depreciation) of investments.

NOTE B - SUMMARY OF PLAN PROVISIONS

Effective Date:       January 1, 1982, as amended from time to time
                      and amended and restated as of January 1, 1989.

Plan Year:            January 1 through December 31.

Coverage:             All regular non-union employees of Colonial
                      Gas Company, of its Lowell and Cape Cod
                      Divisions, and of its wholly-owned
                      subsidiary, Transgas Inc., who satisfy the eligibility requirements.

Eligibility:          Employees are eligible for membership on
                      either January or July 1 coincident with or next following the date on which they have both:
                       (1)Attained the age of 21, and
                       (2)Completed six months of credited
                      service.

Normal Retirement     The normal retirement date of a member is the
Date:                 first day of the month coinciding with or
                      immediately preceding his 65th birthday.

Normal Retirement     The normal retirement benefit of a member on
Benefit:              his normal retirement date is equal to 100%
                      of the amount standing to the credit of his accounts as of the valuation date immediately preceding or coinciding with his normal retirement date.

Normal Form of        The Plan offers members three methods of
Payment:              payment: (1) a lump sum, (2) periodic
                      installments of substantially equal amounts over a 5, 10, or 15 year period or (3) purchase of a single premium nontransferable annuity contract from a legal reserve life insurance company.


Early Retirement:     A member may retire early if he has
                      attained the age of 55 and has completed at least five years of credited service.
                      The benefit payable upon early retirement is equal to the vested portion of the amount standing to the credit of his accounts as of the valuation date immediately preceding or coinciding with his early retirement date.

Deferred Retirement:  A member who works past age 65 has all the rights under the Plan that he would have prior to his normal retirement age and, upon retirement, shall be entitled to receive 100% of the amount standing to the credit of his accounts.

Vesting: A member who terminates employment prior to becoming eligible for benefits has a vested right to 100% of the amount which he contributed. A member will have a vested right to Company contributions based upon 15% per year of credited service with 100% vested after seven years of credited service.

Forfeiture:           A member who terminates his employment
                      prior to becoming eligible for benefits
                      and does not have a 100% vested right to Company contributions forfeits the amount not vested. Such forfeited Company contributions will be used to reduce future required Company contributions.

Pre-Retirement        In the event of the death of a member, his
Death:                designated beneficiary will be entitled to
                      receive 100% of the amount standing to the credit of his accounts as of the valuation date coincident with or immediately preceding the member's death.

Disability Benefit:   A member who becomes disabled to the
                      extent that he no longer remains in the
                      employ of the Company is entitled to
                      receive 100% of the amount standing to the credit of his accounts as of the valuation date immediately preceding or coinciding with the date of the member's termination of employment due to disability.

Plan Administrator:   Colonial Gas Company is the Plan's
                      Administrator and will determine the
                      benefits payable.



NOTE C - CONTRIBUTIONS AND INVESTMENT PROGRAMS

   The investment programs of the plan are as follows:
   Participant contributions - upon enrollment or re-enrollment, each participant shall direct that his contributions are to be invested in accordance with any of the following investment options:

     (a) 100% in the Colonial Gas Company Common Stock Fund
         (Colonial Gas Company, $3.33 Par Value Common Stock).

     (b) 100% in the Money Market Fund ("BayFunds
         Money Market Portfolio") maintained by BayBank.
         This Fund consists of short-term investments including Bankers Acceptances, Certificates of Deposit and Repurchase Agreements.

     (c) 100% in the Equity Fund "BayFunds Equity Portfolio" maintained by BayBank. This fund is composed of 100 - 120 common stocks meeting certain minimum requirements.

     (d) 100% in the Savings Fund "BayFunds Short-
         Term Yield Portfolio" maintained by BayBank.
         This Fund involves long-term investing, with maturities of 4 years or less. These investments include U.S.
         Treasury and Federal Agency Obligations, Certificates of
         Deposit and Commercial Paper.

     (e) In each of the above funds in multiples of 5%. Such direction may be revised on 30 day prior notice effective January 1, April 1, July 1 or October 1 of any year (prior to 1994, revisions were only allowed effective on April 1 or October 1).

     (f) Upon a participant's application, the Plan
         Administrator may lend a participant an amount which, when aggregated with all of his other outstanding loans under the Plan, is not in excess of the lesser of $50,000 or 50% of the participant's accounts as of the date on which the loan is approved. The minimum loan permissible is $1,000. The $50,000 limit is reduced by the highest outstanding loan balance in the prior twelve month period.

   Colonial Gas Company contributions - Colonial Gas Company shall contribute to the Plan for each month an amount equal to 50% of an employee's pre-tax contributions up through the first 5% of their monthly compensation, as designated by the employee. Company contributions are vested at the rate of 15% per year from the date of credited service. The portion of Company contributions which are not vested remain credited to each employee's account so long as he remains an employee. Non-vested contributions are forfeited upon termination of employment and are applied to reduce subsequent Company contributions. In addition, employees may make pre-tax contributions of up to an additional 10% of their monthly compensation which are not matched by the employer.


    The number of participants in each fund was as follows:

                                              December 31,
                                            1993      1992

   Colonial Gas Company Common Stock Fund  322       303
   Money Market Fund                       113       122
   Equity Fund                             128        94
   Savings Fund                            117       100
   Loan Fund                               121       113


    The total number of participants in the Plan was 358 and 344 at December 31, 1993 and 1992, respectively, which is less than the sum of the number of participants shown above because many were participating in more than one fund.

    Amounts contributed to the participants' accounts by the Company are taxable to the participants in the year of distribution.
    Contributions made by the participants are deductible for Federal income tax purposes up to specified limits.

NOTE D - STATUS OF PLAN

   The Plan received a favorable determination letter from the Internal Revenue Service dated October 15, 1986, granting a qualified tax status.

NOTE E - PRIORITIES UPON TERMINATION OF PLAN

   In the event of termination, partial termination, or discontinuance of contributions to the Plan by the Company, the rights of all members to amounts theretofore credited to their accounts shall be fully vested and nonforfeitable. In the event of termination, the Trustee shall distribute to the persons entitled thereto the balances of any undistributed accounts of terminated or retired members and the accounts of each member who continues in the employ of the Company either immediately or at such later date, no later than the termination of such employment, as the Trustee in its discretion may determine. Any distribution under this Section shall be in one lump sum. Distribution may be made wholly or partly in cash or in kind, provided that no person shall be required to accept distribution in any form other than cash.


NOTE F - INVESTMENTS - OTHER

                                            December 31, 1993
                                                              Approximate
                                                                Market
                                            Units     Cost      Value
Money Market Fund:
  BayFunds Money Market Portfolio        1,642,938 $1,642,938 $1,642,938
                                                   $1,642,938 $1,642,938
Savings Fund:
  BayFunds Short-Term Yield Portfolio      171,014 $1,708,783 $1,694,746
                                                   $1,708,783 $1,694,746
Equity Fund:
  BayFunds Equity Portfolio                153,229 $1,563,225 $1,682,458
                                                   $1,563,225 $1,682,458


                                             December 31, 1992

                                                              Approximate
                                                                Market
                                           Units     Cost       Value
Money Market Fund:
  BayFunds Money Market Portfolio       1,704,696 $1,704,696  $1,704,696
                                                  $1,704,696  $1,704,696
Savings Fund:
  BayFunds Money Market Portfolio          13,362    $13,362    $ 13,362
  BayBank Employee Benefit Money
   Market Plus                            136,274   1,366,363  1,387,152
                                                   $1,379,725 $1,400,514
Equity Fund:
  BayFunds Money Market Portfolio          13,226     $13,226   $ 13,226
  BayBank Pooled Equity Fund                3,838     842,582  1,067,443
                                                     $855,808 $1,080,669



NOTE G - NET UNREALIZED APPRECIATION/(DEPRECIATION) OF INVESTMENTS

                              Colonial Gas
                                Company
                                Common      Savings     Equity
                               Stock Fund    Fund       Fund     Total

Balance at December 31, 1990   $ 908,800    $3,831    $ 44,128   $956,759
Change for the year 1991         908,662    17,225     141,045  1,066,932

Balance at December 31, 1991   1,817,462    21,056     185,173  2,023,691
Change for the year 1992       1,546,874      (267)     39,688  1,586,295

Balance at December 31, 1992   3,364,336    20,789     224,861  3,609,986
Change for the year 1993         506,353   (34,826)   (105,628)   365,899

Balance at December 31, 1993  $3,870,689 $(14,037)    $119,233 $3,975,885

NOTE H - NET REALIZED GAIN/(LOSS) ON DISPOSITION OF INVESTMENTS

                                Year Ended December 31, 1993


                              Colonial Gas
                                Company
                                Common      Savings     Equity
                               Stock Fund    Fund       Fund     Total

Amount Realized              $1,261,477   $1,663,340 $1,281,764  $4,206,581
Cost at Average               1,244,659    1,634,419  1,037,761   3,916,839
Net realized gain               $16,818      $28,921   $244,003    $289,742

                                Year Ended December 31, 1992


                              Colonial Gas
                                Company
                                Common      Savings     Equity
                               Stock Fund    Fund       Fund     Total

Amount Realized              $      -      $541,510    $417,568  $959,078
Cost at Average                     -       540,307     405,419   945,726
Net realized gain            $      -        $1,203     $12,149   $13,352



                                Year Ended December 31, 1991

                              Colonial Gas
                                Company
                                Common      Savings     Equity
                               Stock Fund    Fund       Fund     Total

Amount Realized            $815,130        $384,241    $    -    $1,199,371
Cost at Average             809,974         383,833         -     1,193,807
Net realized gain          $  5,156            $408    $    -        $5,564


                       [END OF EXHIBIT 28a TO FORM 10-K/A]